================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             OPEN DOOR ONLINE, INC.
               (Exact name of issuer as specified in its charter)


         New Jersey                                             05-0460102
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                            Identification Number)


46 Old Flat River Road, Coventry, Rhode Island                    02816
(Address of Principal Executive Offices)                        (Zip Code)


                            AGREEMENT WITH EMPLOYEE
                            (Full title of the Plan)

     David N. DeBaene, 46 Old Flat River Road, Coventry, Rhode Island 02816
                    (Name and address of agent for service)

                                 (401) 397-5987
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=============================================================================================
                                     Proposed Maximum       Proposed
Title of Securities     Amount to     Offering Price    Maximum Aggregate        Amount of
 to be Registered     be Registered    Per Share(1)     Offering Price(1)    Registration Fee
---------------------------------------------------------------------------------------------

Common Stock             42,400          $0.59              $25,016               $6.60
=============================================================================================

(1) Pursuant to Rule 457, estimated solely for the purpose of calculating the registration fee, and computed in accordance with the average of last sale prices of the Common Stock for the five (5) trading days prior to and including November 1, 2000, as reported by OTCBB.

================================================================================

                     PART I

ITEM 1. PLAN INFORMATION

                             OPEN DOOR ONLINE, INC.

                              EMPLOYMENT AGREEMENT

     The information set forth herein together with the documents annexed hereto and made part hereof and incorporated herein by reference relates to the shares of common stock of Open Door Online, Inc. (the "Company") to be issued to the employee to pay for services rendered to the Company by said employee. The employment agreement attached is:

     A) 10.1 Employment Agreement made and entered into this 1st day of March, 2000 with Norman J. Birmingham, employee to provide services as the Chief Financial Officer of Open Door Online, Inc. The employee has agreed to accept common stock for $25,016 of pay not received in cash for 42,400 shares of company common stock, par value $0.001.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference, except exhibits to such information, unless such exhibits are also expressly incorporated by reference herein, Request for such information should be directed to Open Door Online, Inc., 46 Old Flat River Rd., Coventry, RI 02816,
Attention: Corporate Secretary, telephone (401) 397-5987.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     1.   Annual Report on Form 10-KSB for the year ended December 31, 1999;

     2. Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2000 and June 30, 2000;

     3. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including but not limited to, subsequently filed amendments to the above listed documents and subsequently filed forms 10-KSB, 10-QSB, and 8-K, prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or deemed to be incorporated by reference herein modified or supersedes such statement. All information appearing in this Registration Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. IDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company is permitted by New Jersey law and required by its Certificate of Incorporation and By-Laws to indemnify any present or former director, officer, employee or agent against all expenses and liabilities reasonably incurred by him in connection with any legal action in which such person is involved by reason of his position with the Company unless he is adjudged liable for negligence or misconduct in the performance of his duties as a director, officer, employee or agent.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     The following are filed as exhibits to this Registration Statement:

     EXHIBIT NO.

        5       Opinion of Richard Greene, Esq.

        10.1    Employment Agreement of Norman J. Birmingham

        23.1    Consent of Richard Greene, Esq. (included in Exhibit 5)

ITEM 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i. To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

               ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               iii. To include any additional or changed material information with respect to the plan of distribution.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                    Section 13 (a) or 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in the registration shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements, for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Coventry, State of Rhode Island this 1sth day of November, 2000.

     Signature                         Title                           Date
     ---------                         -----                           ----


/s/  David N. Debaene            President and Chief            November 7, 2000
----------------------------     Executive Officer
David N. DeBaene                 (Principal  Executive Officer)




/s/  Norman J. Birmingham        Chief Financial Officer        November 7, 2000
----------------------------     (Principal Financial Officer)
Norman J. Birmingham